                                                                    EXHIBIT 10.9


                                                                             JPF
                                                                         3/30/94

                                LICENSE AGREEMENT

               THIS AGREEMENT, dated this 31st day of March, 1994, by and between AlliedSignal Inc. (hereinafter called "LICENSOR") a Delaware corporation having a principal place of business at Columbia Road and Park Avenue, Morris Township, New Jersey and The Brighton Industries Corporation (hereinafter called "LICENSEE") a Delaware corporation having a principal place of business at 15 Essex Road, Paramus, New Jersey.

                          W I T N E S S E T H, T H A T

               WHEREAS, Licensor is in the possession of certain valuable information, know-how and technology relating to the manufacture of certain chrome products;

               WHEREAS, Licensee desires to represent Licensor as agent (whether known or unknown) in the grant of a license to the PRC Sublicensee (as defined in Section 1.8) and to obtain a license with the right to sublicense to utilize said information, know-how and technology for the design, construction and operation of a facility in the People's Republic of China for the production of such chrome products; and

               WHEREAS, Licensor is willing to allow Licensee to act as agent for Licensor with respect to the PRC Sublicensee and to grant such license and sublicensing rights to Licensee on the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good valuable considerations, it is hereby agreed as follows:

                     1.      DEFINITIONS

                            1.1     "Effective Date" shall mean the date
first above written.

                            1.2     "PRC" means the People's Republic of
China.

                            1.3     "Agreement" means this agreement and the
Appendices.



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                            1.4     "Plant" means Licensor's chrome
chemicals plant located at Baltimore, Maryland, which has been shut down.

                            1.5     "Products" shall mean chromic add,
sodium bichromate and KOREON(TM) product (chromic basic sulfate) manufactured in PRC by means of Technology, or any portion thereof, furnished under this Agreement.

                            1.6     "Technology" shall mean the technical
information owned or controlled by Licensor which is in written or other documentary form and which was used in the commercial production of Products at the Plant at the time of its shut-down (but including an updated heat and materials balance) such information including trade secrets, know-how, engineering drawings, specifications and flow sheets, and further including all technical information which will be disclosed to Licensee under the terms of this Agreement in the form of consultation and technical assistance as specified in Section 4 hereof.

                            1.7     "PRC Plant" shall mean a single facility
for the commercial practice of Technology located at the Chouguing Dongfeng Chemical Plant, Sichuan Province, PRC, including any modifications or expansions of such facilities under this Agreement.

                            1.8     "PRC Sublicensee" shall mean the
ultimate user of Technology at PRC Plant.

                     2.      GRANT OF RIGHTS

                            2.1     Licensor hereby grants to Licensee upon
receipt by Licensor of the down payment provided for in Subsection 5.1.1 below, a non-exclusive right and license, together with the right to grant sublicenses, to construct, operate and maintain PRC plant to manufacture Products in PRC and a non-exclusive right to sell the Products anywhere in the world.

                            2.2     No license is granted herein, by
implication or otherwise, under any patent or patent application or any other technology of Licensor, or to use Technology outside of PRC, or for any other purpose, or for other than in PRC Plant.

                            2.3     All sublicenses granted by Licensee
shall be subject to all applicable terms and conditions, including payments to Licensor as provided in this Agreement; which terms and conditions shall first have been accepted in writing and delivered to Licensor by each such sublicensee. Licensee shall be and remain responsible to



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Licensor for the reporting and payment of all sums due from sublicensees.

                     3.      TRANSFER OF TECHNOLOGY

               Promptly after the Effective Date, PRC Sublicensee's representatives shall visit Plant to receive the documentation on Technology and Licensor shall furnish to such representatives such documentation as specified below:

                            3.1     Existing documentation as follows:

                                 3.1.1      Process descriptions

                                 3.1.2      Process flowsheets

                                 3.1.3      Piping and instrument diagrams

                                 3.1.4      Supervisors' and operators'
                                            operating manuals

                                 3.1.5      Research and plant research reports

                                 3.1.6      Baltimore plant layout drawings

                                 3.1.7      Baltimore plant equipment
                                            arrangement drawings

                                 3.1.8      Cardex file of equipment which
                                            contains detailed equipment

                                 3.1.9      Descriptions of laboratory
                                            analytical procedures

                                 3.1.10     General information on process
                                            piping, valves and fittings

                                 3.1.11 Safety data sheets for products and chemicals used

                                 3.1.12     General information for the
                                            prevention of major incidents.

                                 3.1.13 Names, addresses and phone numbers of former Allied personnel

                                 3.1.14     Recommended spare equipment or
                                            parts

                            3.2     Updated heat and material balance.



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

               Licensee agrees to obtain from PRC Sublicensee a confirmation certificate that PRC Sublicensee has received all of the required documentation immediately after it is received by PRC Sublicensee and provide a copy of such certificate to Licensor. It is understood that such confirmation certificate shall confirm only that the categories of documents listed have been transferred without regard to the content of such documents.

                     4.      TECHNICAL ASSISTANCE

                            4.1     Upon written request received from
Licensee with reasonable notice, Licensor shall provide consultation and/or written comments on the Technology as provided for herein. All such consultation and/or comments shall be provided by Licensor at its facilities in the U.S. All visits by Licensee's or its sublicensees' personnel shall be at mutually convenient times. Such consultation and/or comments shall be according to the terms of Appendix I, provided that Licensor shall have no obligation to provide such consultation and/or comments after forty (40) weeks from the Effective Date.

                            4.2     Upon written request received from
Licensee within the time frames specified in Appendix II and on 30 days' prior written notice, Licensor shall provide the additional consultation and/or comments to Licensees or its sublicensees according to the terms of Appendix II. Licensor shall have no obligation to provide such additional consultation and/or comments after eight-five (85) weeks from the Effective Date.

                            4.3     All travel and living expenses including
communications for representatives of Licensee or its sublicensees in connection with Licensor's provision of technical assistance pursuant to Subsections 4.1 and 4.2 above shall be for the account of Licensee.

                            4.4     Licensee shall reimburse Licensor for
Licensor's costs and expenses in connection with the furnishing of the services specified in Appendices I and II at the rate of Eight Hundred Dollars ($800.00) per man-day of Licensor's representatives utilized, plus any related travel expenses.

                     5.      CONSIDERATION

                            5.1     For the disclosure of Technology
hereunder and for the rights and licenses herein granted to represent Licensor and to use and to sublicense the use of Technology, or any portion thereof in the manufacture of Products in the PRC Plant, Licensee shall pay to Licensor in



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United States funds the sum of Two Million Dollars ($2,000,000.00) payable according to the following schedule:

                                 5.1.1      50% of said sum, i.e., One Million
Dollars ($1,000,000.00), within thirty (30) days from PRC Sublicensee's receipt of the documentation on Technology as specified in Section 3 hereof as evidenced by PRC Sublicensee's signing of the confirmation certificate as specified in
Section 3, but in no event later than September 30, 1994 (down payment).

                                 5.1.2      25% of said sum, i.e. Five Hundred
Thousand Dollars ($500,000.00), as soon as the basic engineering design is completed by Licensee, but in no event later than twelve (12) months from Licensor's receipt of the down payment.

                                 5.1.3      25% of said sum, i.e. Five Hundred
Thousand Dollars ($500,000.00), as soon as Licensor has completed its review of the detailed design pursuant to this Agreement, but in no event later than twenty (20) months from Licensor's receipt of the down payment.

                            5.2     Payments made in accordance with
Subsection 5.1 of this Section shall be nonrefundable.

                     6.      PAYMENTS

               All payments which shall become due hereunder shall be made by Licensee to Licensor without discount or offset in lawful money of the United States at the address provided in Section 18 hereof, or at such other bank or location in the United States that Licensor shall designate, except that Licensee may deduct up to ten (10)% of all payments made but only to the extent that PRC Sublicensee deducts such amounts from its payments to Licensee with respect to the PRC tax on technical know-how and related services and then and only then, if such tax is creditable under United States tax law against Licensor's United States Federal Income Tax liability. With such payments (with deductions), Licensee shall deliver to Licensor a certified copy of the receipt by the taxing authority of payment by Licensor of any such tax in form suitable to enable Licensor to obtain its credit as described above.

                     7.      DISCLAIMERS AND INDEMNITIES

                            7.1     Licensee understands that improper use
or practice of Technology could present in-plant health and safety hazards to employees of Licensee or its sublicensees and also waste disposal problem which could present a hazard to the environment and public health. Licensee agrees to



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alert its employees and its sublicensees as to these hazards and to require its sublicensees to take appropriate measures in the practice and use of Technology to avoid or minimize such hazards.

                            7.2     Licensor's sole obligation with respect
to Technology to be provided to Licensee hereunder shall be to use reasonable care to verify correspondence and completeness of same as against Licensor's records.

                            7.3     Licensor shall bear no responsibility
whatsoever to Licensee or its sublicensees or any other party for any and all liabilities, loss, cost, expense, damage, claim or demand arising or in any manner resulting from, Licensee's contracts with its sublicensees or any other party. Licensee shall indemnify and hold Licensor harmless with respect to any such liabilities, loss, cost, expense, damage, claim or demand.

                            7.4     Licensor shall have no obligation to
Licensee or to its sublicensees to defend any claim or suit, or to hold harmless or immune or to indemnify against any loss, cost, expense, payment or damage, arising from any allegation of violation of any contractual right or patent right or other right or alleged right of any third party by reason of the manufacture, use or sale of Products, or by reason of Licensee's or its sublicensees' design, engineering or construction of PRC Plant, or by reason of licensee's or its sublicenses' design, engineering, construction, operation and maintenance of PRC Plant; or any other use of Technology by Licensee or its sublicensees.

                            7.5     Licensee shall exonerate, hold harmless
and indemnify Licensor against any loss, cost, expense, payment or damage in any way arising from or connected with such claim or suit described in Subsection
7.4 above.

                            7.6     Licensee shall assume, or contract so
that its sublicensees shall assume, all duties and obligations arising out of the practice of Technology or production or use of Products, or arising out of the design, engineering, construction and operation of Plants, including, without limitation, those relating to compliance with any governmental laws, rules, regulations or ordinances, including without limitation, laws, rules, regulations and ordinances pertaining to employee safety and to the environment. Licensee shall assume or contract with its sublicensees to assume all risk and liability for failure or alleged failure to meet such duties or obligations and Licensee shall exonerate, hold harmless, defend and indemnify Licensor against any kind of claim or liability whatsoever arising out of such failure or alleged



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failure including, without limiting the generality of the foregoing, claims of customers, end-users, members of the public or any government, or any agency thereof, or employees' claims.

                     8.      CONFIDENTIALITY AND NON-USE

                            8.1     Licensee shall keep secret Technology
and shall not disclose Technology to any third party or use Technology for any purpose, except as licensed herein, without the prior written approval of Licensor. However, this obligation shall not apply to any information which:

                                          (i)      is at the time of disclosure,
or thereafter becomes, a part of the public domain through no act or omission by Licensee or its employee; or

                                         (ii)      had been independently
perfected by Licensee or was otherwise in Licensee's lawful possession prior to disclosure as shown by written records; or

                                        (iii)      Is hereafter lawfully
disclosed to Licensee by a third party which did not acquire the information under an obligation of confidentiality from or through Licensor.

Any combination of known information shall be within any of the foregoing exclusions only if the combination as such is within such exclusion.

                            8.2     Notwithstanding the foregoing, Licensee
shall have the right to communicate Technology to its employees, its contractors and their employees, and to its sublicensees and its contractors and employees, but only to the extent necessary to exercise its sublicensing rights hereunder, provided, however, that in advance of such communication, each permitted disclosee of Technology or other information shall have assumed a corresponding obligation of secrecy and non-use as provided for herein.

                     9.      GOVERNMENT EXPORT REGULATIONS

                            9.1     In addition to its obligation to
maintain Technology confidential, as provided by Section 8 hereof, Licensee hereby agrees that, for so long as the rules and regulations of the U.S. Government prohibit the same, neither Technology nor other technical data including software in any manner disclosed or furnished to Licensee by Licensor to Licensee's sublicensees hereunder will be shipped, transmitted, exported or re-exported, nor will any "direct product" of such Technology or such other technical



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data be shipped, transmitted, exported or re-exported, either directly or indirectly, to any country or destination prohibited by the laws, regulations or policies of the U.S. Government. Licensee agrees to provide similar language defining such restrictions in its contracts with all sublicensees.

                            9.2     For the purpose of this Section, the
term "technical data" shall be defined as in Sec. 379.1(a) of the U.S. Export Control Regulations, and the term "direct product" shall mean only the immediate product (including processes and services) produced or constructed directly by use of the technical data, e.g., a plant or any major component thereof, capable of producing Products, all in accordance with said Export Control Regulations.

                            9.3     Licensee is advised that is unlawful to
reexport without U.S. Government permission U.S. origin products or technology if Licensee knows that the products, technology, or software are (a) destined for any missile technology project listed in Supplement No. 6 to EAR Part 778;
(b) will be used in the design, development, production, or use of missiles in or by a country where a project listed in Supplement No. 6 to EAR Part 778 is located; (c) will be used in the design, development, production, stockpiling, or use of chemical or biological weapons in or by a country listed in Supplement No. 5 to EAR Part 778; or (d) will be used in any destination except those listed in Supplement 2 to EAR Part 778 for sensitive nuclear end-uses; or if Licensee is informed by the U.S. Government that a validated license is required for export to this consignee because it may apply to the design, development, production, stockpiling, or use of missiles or chemical or biological weapons.

                            9.4     Licensee agrees to indemnify and hold
harmless Licensor against any claim, demand, action, proceeding, judgment, penalty, fine, loss, liability, cost or expense (including reasonable attorneys fees) suffered or incurred by Licensor and arising out of or relating to any violation by Licensee or any of its sublicensees, contractors, consultants or customers of any U.S. export control laws or regulations.

                            9.5     Licensee understands that the foregoing
obligations are U.S. legal requirements and agrees that they shall survive any term or termination of this Agreement.

                    10.      TERMINATION

                           10.1     This Agreement may be terminated by
Licensor at any time by giving not less than thirty (30)



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days' prior written notice of termination; (i) if Licensee or its sublicensees fail to perform any obligation hereunder when due, including, without limitation, Licensee's obligation to make payments pursuant to Section 5 hereof, unless Licensee or its PRC Sublicensee cures such failure to perform within thirty (30) days after receipt of such notice from Licensor, or (ii) if Licensee or its PRC Sublicensee becomes bankrupt or insolvent, or makes any assignment for the benefit of creditors, or if a trustee or receiver of its property is appointed, or if Licensee or its PRC Sublicensee takes or is subjected to any other action under law based upon its inability to meet its financial obligations. In the event of such termination, all rights and licenses acquired by Licensee and sublicensees hereunder shall cease and terminate and Licensee and/or its sublicensees shall cease to use and shall forthwith return or surrender to Licensor all Technology and information received from Licensor, and all papers and documents made by Licensee and its sublicensees embodying such Technology and information.

                           10.2     Termination of this Agreement by
Licensor shall not release licensee of its obligations under Sections 8 and 9 hereof or to make payments due or which shall become due, in accordance with
Section 5 hereof. The immunities of Licensor under Section 7 hereof shall not be affected by termination of this Agreement.

                    11.      USE OF LICENSOR'S NAME OR TRADEMARKS
                             PROHIBITED

               Licensee shall have no rights or hereunder with respect to the use of any business name or trademark of Licensor in any manner in connection with the manufacture, use or sale of Products.

                    12.      FORCE MAJEURE

               If either party is rendered unable, wholly or in part, to carry out any of its duties or obligations under this Agreement, by reason of (i) act of God or the public enemy, fire, explosion, perils of the sea, flood, drought, war, riot, sabotage, accident, embargo, or (ii) without limiting the foregoing circumstances, any circumstance of like or different character beyond the reasonable control of the party so failing; or (iii) interruption of or delay in transportation, inadequacy or shortage or failure of supply of materials or equipment, breakdowns, labor trouble from whatever cause arising and whether or not the demands of the employees involved are reasonable and within said party's power to concede; or (iv) compliance by either party with any order, action, direction, or request of any Governmental officer, department agency, authority or committee thereof,



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or (v) delays in obtaining or inability to obtain any US. Government approvals including, but not necessarily limited to, export licenses which may be required in the future; and (vi) whether in any case the circumstance now exists or hereafter arises, such party shall forthwith give written notice thereof to the other party (such notice briefly to describe the circumstance causing such inability); and thereupon, to the extent that the party giving such notice is unable to perform such duty or obligation by reason of said circumstance, such duty or obligation shall be suspended during, but no longer than the continuance of such circumstance.

                    13.      MISCELLANEOUS

               Licensee agrees to incorporate in its contracts with its sublicensees in the PRC, language which will maximize the enforceability of the confidentiality provisions herein by its sublicensees under PRC law and policy. To this end all contractual relationships between Licensee and its sublicensees in the PRC are subject to the prior written approval of Licensor as to form and content as impacting on these terms.

                    14.      ARBITRATION

                           14.1     Any controversy or dispute arising out
of or in connection with this Agreement, its interpretation, performance, or termination, which the parties are unable to resolve within a reasonable time after written notice by one party to the other of the existence of such controversy or dispute, shall be submitted to arbitration by either party and if so submitted by either party, shall be finally settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the American Arbitration Association in effect on the date hereof. Any such arbitration shall take place in the City of New York, New York, United States of America, before three arbitrators, one of whom shall be designated by Licensee one by Licensor, and the third by the two so designated. If one party fails to designate an arbitrator within thirty (30) days after the designation of any arbitrator by the other party, the arbitrator who should have been chosen by the other party shall be appointed by the American Arbitration Association as soon as possible. In the event that the said two arbitrators designated by the parties am unable to agree upon a third arbitrator within thirty (30) days after the nomination of the last of the said two arbitrators, the third arbitrator shall be appointed by the American Arbitration Association on as soon as possible. None of the arbitrators need be designated from any panel published by



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the American Arbitration Association or any other arbitration association.

                           14.2     The arbitrators shall apply the laws of
the State of New York. In no event shall the arbitrators have power to assess against Licensor any sum, or account of any allegation of patent infringement or other violation of any right or alleged right of a third party, or an account of non-performance or alleged non-performance of Technology.

                           14.3     The institution of any arbitration
proceeding hereunder shall not relieve Licensee of its obligation to make payments accrued hereunder pursuant to Section 5 hereof to Licensor during the continuance of such proceeding.

                           14.4     The decision by the arbitrators, to the
extent that the issues decided therein fall within the powers of the arbitrators conferred by this Section, shall be binding and conclusive upon the parties, their successors and assigns and they shall comply with such decision in good faith. Each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgement with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, judgment upon the award may be entered in any court in the country where the arbitration takes place, or any court having jurisdiction.

                    15.      GOVERNING LAW LANGUAGE

               This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York, U.S.A., excluding any such laws which may direct the application of the laws of another jurisdiction.

                    16.      HEADINGS

               The headings of the Sections of this Agreement are for convenience only and shall not affect in any way the interpretation of this Agreement.

                    17.      ASSIGNMENT

               This Agreement may not be assigned by Licensee except to a wholly owned subsidiary of Licensee. In the event of any such assignment however, Licensee shall remain fully liable and responsible for all obligations under this Agreement. Except as so provided, any purported assignment hereof shall be null and void.



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                    18.      NOTICES

               Any notice or other communication required or authorized to be given by either party to the other hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, or by telegraph, cable or TELEX message, postage or other charges prepaid, addressed to the party to receive the same at the address set forth below or such other address as such party shall have specified by written notice given hereunder. Any such notice or communication given by mail shall be effective as of the time it is received.

If to Licensee:              Brighton Industries Corporation
                             15 Essex Road
                             Paramus, New Jersey

                             Attention:  Kit Kung


If to Licensor:              AlliedSignal Inc.
                             101 Columbia Road
                             Morristown, NJ 07962

                             Attention:  L.R. Taunton


                    19.      WAIVER

               Waiver by Licensor of any breach of failure to enforce any of the terms and conditions of this Agreement at any time she not in any way affect, limit or waive Licensor's rights thereafter to enforce or compel strict compliance with every term and condition thereof.

                    20.      ENTIRETY

               This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions and writing with respect thereto. Unless expressly set forth in this Agreement, no warranties, express or implied, are made, nor shall any statements, promises or inducements made or offered by either party or by any agent or representative of either party by valid or binding. No modification or alteration of this Agreement shall be effective unless made in writing and signed by both parties hereto.



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                    21.      EXECUTION

               IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement in duplicate as of the date first above written.

                                             AlliedSignal Inc.
                                             Engineered Materials Sector


                                             By: /s/ L.R. Taunton        4/21/94
                                                 -------------------------------
                                                  L.R. Taunton
                                                  Vice President
                                                   Operations

                                             The Brighton Industries Corporation


                                             By: /s/ Kit Kung            3/31/94
                                                 -------------------------------
                                                     Kit Kung
                                                     President & CEO

                                   APPENDIX I

---------------------------------------------------------------------------------------------------------------------
                                                 DOWN PAYMENT    MAXIMUM NO. OF        SPECIALTIES (1)         MAN-
                                                                LICENSOR PEOPLE                                DAYS
---------------------------------------------------------------------------------------------------------------------
PHASE 1 - BASIC ENGINEERING DESIGN
---------------------------------------------------------------------------------------------------------------------
1       Collecting & Sorting Documentation       [1 - 9]           2                     PE(1)                 30
        Basic Data Sorting & Consultation

2       PFD(2) & Equipment Spec's Review        [16 - 17]          2                      PE                   16

3       PID(3) & Instruments Spec's Review      [30 - 31]          3                   PE, IE(4)               30

4       Major Equipment Layout Review           [26 - 35]          2                     ME(5)                 20

5       Third Version of PID Review             [37 - 38]          2                      PE                   20

6       Environmental Documents Review          [40 - 41]          2                      PE                   20

7       Equipment Layout Review                 [36 - 38]          2                      PE                   18

8       Miscellaneous (Review)                   [1 - 38]          2                      PE                   16



TOTAL                                                              5                                          170


--------
        (1)PE = Process Engineer
        (2)PFD = Process Flow Diagrams
        (3)PID = Piping and Instrumentation Diagrams
        (4)IE = Instrument Engineer
        (5)ME = Mechanical Engineer

                                 (APPENDIX II)

-----------------------------------------------------------------------------------------------------------
                                            DOWN PAYMENT      MAXIMUM NO. OF    SPECIALTIES (1)     MAN-
                                                             LICENSOR PEOPLE                        DAYS
-----------------------------------------------------------------------------------------------------------
PHASE 2 - DETAILED ENGINEERING DESIGN
REVIEW
-----------------------------------------------------------------------------------------------------------
1       Process Engineer                   [78 - 82]            2                PE(1)               15

2       Mechanical Engineer                [78 - 82]            1                ME(2)               7.5

3       Instrument Engineer                [78 - 82]            1                IE(3)               7.5


TOTAL                                                           4                                    30


--------
             (1)PE = Process Engineer
             (2)ME = Mechanical Engineer
             (3)IE = Instrument Engineer